FOR IMMEDIATE RELEASE

LADENBURG THALMANN REPORTS
SECOND QUARTER 2015 FINANCIAL RESULTS

Highlights:

•	Second quarter 2015 revenues of $296.7 million, up 34% year-over-year

•	Second quarter 2015 EBITDA, as adjusted, of $11.8 million

•	Record client assets of approximately $128 billion at June 30, 2015, up 38% year-over-year

•	Trailing twelve month recurring revenue of 73% in independent brokerage and advisory services business

•	Shareholders’ equity of $397 million at June 30, 2015

MIAMI, FL, August 7, 2015 -- Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the three and six months ended June 30, 2015.
Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg continued to advance our strategy in the second quarter, balancing growth in our independent brokerage and advisory business, including a steady increase in recurring revenue and asset management fees, with our complementary investment banking firm.  Ladenburg is a leader in the attractive independent market with a growing asset base, and continues to make progress with our capital markets and investment banking business.”
Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “We have seen significant growth over the past twelve months in revenues and produced meaningful adjusted EBITDA as we have broadened our independent platform and focused on our best investment banking opportunities.  During the first half of 2015, however, adjusted EBITDA was impacted by lower capital markets activity, a reduction in interest and dividends revenue and an increase in expense related to business expansion, among other factors.”
Mr. Lampen continued, “Within our independent broker-dealer business, we have momentum as a result of new business development, acquisitions and recruiting.  We believe that our talented teams in both the independent and investment banking businesses well position Ladenburg to generate long-term value for our shareholders.”
For the Three and Six Months Ended June 30, 2015
Second quarter 2015 revenues were $296.7 million, a 34% increase from revenues of $220.8 million in the second quarter of 2014, in part due to the acquisitions of Highland Capital Brokerage, Inc. (“Highland”), KMS Financial Services, Inc. (“KMS”) and Securities Service Network, Inc. (“SSN”). For the trailing twelve months ended June 30, 2015, revenues were $1.1 billion. Advisory fee revenue for the three months ended June 30, 2015 increased by 46% to $119.4 million from $82.1 million for the comparable period in 2014, as a result of the KMS and SSN acquisitions, strong new business development and favorable market conditions.
Net loss attributable to the Company for the second quarter of 2015 was $2.5 million, as compared to net income attributable to the Company of $2.9 million in the second quarter of 2014. Net loss available to common shareholders, after payment of preferred dividends, was $9.6 million or ($0.05) per basic and diluted common share for the second quarter of 2015, as compared to net loss available to common shareholders of $0.8 million or ($0.00) per basic and diluted common share in the comparable 2014 period. The second quarter 2015 results included approximately $9.1 million of non-cash charges for depreciation, amortization and compensation, $2.9 million of amortization of retention and forgivable loans, $1.3 million of interest expense and $0.4 million of income tax benefit. The second quarter 2014 results included approximately $5.9 million of non-cash charges for depreciation, amortization and compensation, $2.9 million of amortization of retention and forgivable loans, $1.6 million of interest expense and $0.8 million of income tax expense.
For the six months ended June 30, 2015, the Company had revenues of $575.6 million, a 33% increase over revenues of $432.6 million for the comparable 2014 period. Net loss attributable to the Company for the six months ended June 30, 2015 was $6.0 million, as compared to net income attributable to the Company of $7.2 million in the comparable 2014 period. Net loss available to common shareholders, after payment of preferred dividends, was $19.5 million or ($0.11) per basic and diluted common share for the six months ended June 30, 2015, as compared to net income available to common shareholders, after payment of preferred dividends, of $0.3 million or $0.00 per basic and diluted common share in the comparable 2014 period. The results for the six months ended June 30, 2015 included approximately $19.0 million of non-cash charges for depreciation, amortization and compensation, $5.6 million of amortization of retention and forgivable loans, $2.7 million of interest expense, $0.3 million of loss on extinguishment of debt and $2.1 million of income tax benefit. The comparable 2014 results included approximately $11.6 million of non-cash charges for depreciation, amortization and compensation, $5.7 million of amortization of retention and forgivable loans, $3.5 million of interest expense, $0.3 million of loss on early extinguishment of debt and $1.4 million of income tax expense.
Recurring Revenues
For the three and six months ended June 30, 2015, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep fees and certain other fees, represented approximately 74% and 73%, respectively, of revenues from the Company’s independent brokerage and advisory services business. Recurring revenues for this business were 73% for the trailing twelve months ended June 30, 2015.
EBITDA, as adjusted
EBITDA, as adjusted, for the second quarter of 2015 was $11.8 million, a 20% decrease from $14.8 million in the comparable 2014 period. EBITDA, as adjusted, for the six months ended June 30, 2015 was $22.3 million, a decrease of 27% from $30.5 million for the prior-year period. For the trailing twelve months ended June 30, 2015, EBITDA, as adjusted, was $52.9 million. Attached hereto as Table 2 is a reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company as reported (see “Non-GAAP Financial Measures” below).
Client Assets
At June 30, 2015, total client assets under administration were approximately $128 billion, an increase of 38% from $93 billion at June 30, 2014. At June 30, 2015, client assets included cash balances of approximately $4.2 billion.
Stock Repurchases
During the quarter ended June 30, 2015, Ladenburg repurchased 1,076,401 shares of its common stock at a cost of approximately $3.8 million, representing an average price per share of $3.58. During the period from January 1, 2015 through June 30, 2015, Ladenburg repurchased 1,480,242 shares of its common stock at a cost of approximately $5.4 million, representing an average price per share of $3.67. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 15,576,394 shares at a total cost of approximately $28.8 million, including purchases of 7,500,000 shares outside its stock repurchase program. Ladenburg has the authority to repurchase an additional 9,423,606 shares under its current repurchase plan.
Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention and forgivable loans, change in fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, non-cash compensation expense, financial advisor acquisition expense and other expense, which includes loss on write-off of receivable from subtenant and compensation expense that may be paid in stock, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention and forgivable loans and financial advisor acquisition expenses, or do not involve a cash outlay, such as stock-related compensation, which is expected to remain a key element in our long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, income before income taxes, net income and cash flows from operating activities.
About Ladenburg
Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Securities Service Network, Inc., Investacorp, Inc. and KMS Financial Services, Inc., as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management Inc., Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact:    Paul Caminiti/Emily Deissler
Sard Verbinnen & Co
212-687-8080
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of our independent brokerage and advisory business, growth of our investment banking business and future levels of recurring revenue. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the Department of Labor’s proposed rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plan, plan sponsors, plan participants and the holders of individual retirement or health savings accounts, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Tables Follow]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2015	2014	Change	2015	2014	Change
Revenues:
Commissions	$143,326	$106,346	34.8%	$282,745	$206,945	36.6%
Advisory fees	119,403	82,053	45.5%	229,934	158,932	44.7%
Investment banking	11,207	11,391	(1.6)%	17,814	27,390	(35.0)%
Principal transactions	583	484	20.5%	1,007	1,266	(20.5)%
Interest and dividends	800	1,669	(52.1)%	1,347	3,372	(60.1)%
Service fees and other income	21,429	18,810	13.9%	42,724	34,666	23.2%
Total revenues	296,748	220,753	34.4%	575,571	432,571	33.1%
Expenses:
Commissions and fees	221,413	162,001	36.7%	432,375	313,740	37.8%
Compensation and benefits	37,393	25,091	49.0%	71,799	52,981	35.5%
Non-cash compensation	2,424	2,083	16.4%	5,684	4,010	41.7%
Brokerage, communication and clearance fees	5,111	4,247	20.3%	10,536	8,654	21.7%
Rent and occupancy, net of sublease revenue	2,822	1,517	86.0%	4,962	3,050	62.7%
Professional services	3,735	2,816	32.6%	6,844	4,964	37.9%
Interest	1,275	1,599	(20.3)%	2,715	3,492	(22.3)%
Depreciation and amortization	6,692	3,787	76.7%	13,282	7,625	74.2%
Acquisition-related expenses	10	458	(97.8)%	118	458	(74.2)%
Loss on extinguishment of debt	—	—	—	252	314	(19.7)%
Amortization of retention and forgivable loans	2,910	2,893	0.6%	5,608	5,673	(1.1)%
Other	15,796	10,571	49.4%	29,552	19,075	54.9%
Total expenses	299,581	217,063	38.0%	583,727	424,036	37.7%
(Loss) income before item shown below	(2,833)	3,690	(176.8)%	(8,156)	8,535	(195.6)%
Change in fair value of contingent consideration	—	—	—	31	12	158.3%
(Loss) income before income taxes	(2,833)	3,690	(176.8)%	(8,125)	8,547	(195.1)%
Income tax (benefit) expense	(356)	767	(146.4)%	(2,076)	1,360	(252.6)%
Net (loss) income	(2,477)	2,923	(184.7)%	(6,049)	7,187	(184.2)%
Less: Net loss attributable to noncontrolling interest	(8)	(21)	(61.9)%	(28)	(42)	(33.3)%
Net (loss) income attributable to the Company	(2,469)	2,944	(183.9)%	(6,021)	7,229	(183.3)%
Dividend declared on preferred stock	(7,152)	(3,710)	92.8%	(13,484)	(6,935)	94.4%
Net (loss) income available to common shareholders	(9,621)	(766)	(1,156.0)%	(19,505)	294	(6,734.4)%

Net (loss) income per common share available to common shareholders (basic)	$(0.05)	$(0.00)	*	$(0.11)	$0.00	*

Net (loss) income per common share available to common shareholders (diluted)	$(0.05)	$(0.00)	*	$(0.11)	$0.00	*

Weighted average common shares used in computation of per share data:
Basic	184,743,052	181,739,505	1.7%	184,870,096	181,621,442	1.8%
Diluted	184,743,052	181,739,505	1.7%	184,870,096	202,727,441	(8.8)%

TABLE 2
LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company as reported.

	Three Months Ended			Six Months Ended			Trailing Twelve Months Ended
	June 30,			June 30,			June 30,
(Unaudited; dollars in thousands)	2015	2014	% Change	2015	2014	% Change	2015
Total revenues	$296,748	$220,753	34.4%	$575,571	$432,571	33.1%	$1,064,253
Total expenses	299,581	217,063	38.0%	583,727	424,036	37.7%	1,070,950
(Loss) income before income taxes	(2,833)	3,690	(176.8)%	(8,125)	8,547	(195.1)%	(6,666)
Net (loss) income attributable to the Company	(2,469)	2,944	(183.9)%	(6,021)	7,229	(183.3)%	20,183

Reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company:

EBITDA, as adjusted (1)	11,828	14,819	(20.2)%	22,318	30,548	(26.9)%	52,948
Add:
Interest income	49	83	(41.0)%	109	136	(19.9)%	218
Change in fair value of contingent consideration	—	—	—	31	12	158.3%	31
Less:
Loss on extinguishment of debt	—	—	—	(252)	(314)	(19.7)%	(486)
Interest expense	(1,275)	(1,599)	(20.3)%	(2,715)	(3,492)	(22.3)%	(6,213)
Income tax benefit (expense)	356	(767)	(146.4)%	2,076	(1,360)	(252.6)%	26,782
Depreciation and amortization	(6,692)	(3,787)	76.7%	(13,282)	(7,625)	74.2%	(24,054)
Non-cash compensation expense	(2,424)	(2,083)	16.4%	(5,684)	(4,010)	41.7%	(12,215)
Acquisition-related expenses	(10)	(458)	(97.8)%	(118)	(458)	(74.2)%	(2,002)
Amortization of retention and forgivable loans	(2,910)	(2,893)	0.6%	(5,608)	(5,673)	(1.1)%	(10,976)
Financial advisor acquisition expense	(386)	(371)	4.0%	(906)	(535)	69.3%	(1,860)
Other (2)	(1,005)	—	*	(1,990)	—	*	(1,990)
Net (loss) income attributable to the Company	$(2,469)	$2,944	(183.9)%	$(6,021)	$7,229	(183.3)%	$20,183

* Not Meaningful

(1)
Includes increases of $1,482 and $2,638 for the three and six months ended June 30, 2014, respectively, related to amortization of forgivable loans and financial advisor acquisition expenses to conform to the 2015 presentation.

(2)
Includes loss on write-off of receivable from subtenant of $855 for the six months ended June 30, 2015, rent expense due to default by subtenant of $468 for the three and six months ended June 30, 2015, and excise and franchise tax expense of $401 for the three and six months ended June 30, 2015.